Exhibit 10.2 ATHENAHEALTH, INC. SEVERANCE PLAN FOR U.S. OFFICERS AND EXECUTIVES Effective October 23, 2017

TABLE OF CONTENTS Page -i- ARTICLE I PURPOSE, INTENT AND TERM OF PLAN .................................... 1 Section 1.01 Purpose and Intent of the Plan ....................................................... 1 Section 1.02 Term of the Plan............................................................................. 1 Section 1.03 Adoption of the Plan. .................................................................... 1 ARTICLE II DEFINITIONS ..................................................................................... 2 Section 2.01 “Alternative Position” .................................................................... 2 Section 2.02 “Base Salary” ................................................................................. 2 Section 2.03 “Board” .......................................................................................... 2 Section 2.04 “Cause” .......................................................................................... 2 Section 2.05 “COBRA” ...................................................................................... 2 Section 2.06 “Code”............................................................................................ 2 Section 2.07 “Committee” .................................................................................. 3 Section 2.08 “Company” .................................................................................... 3 Section 2.09 “Effective Date” ............................................................................. 3 Section 2.10 “Eligible Employee” ...................................................................... 3 Section 2.11 “Employee” .................................................................................... 3 Section 2.12 “Employer” .................................................................................... 3 Section 2.13 “ERISA” ........................................................................................ 3 Section 2.14 “Involuntary Termination” ............................................................. 3 Section 2.15 “Key Employee” ............................................................................ 3 Section 2.16 “Participant” ................................................................................... 3 Section 2.17 “Permanent Disability” .................................................................. 4 Section 2.18 “Plan” ............................................................................................. 4 Section 2.19 “Plan Administrator” ..................................................................... 4 Section 2.20 “Postponement Period” .................................................................. 4 Section 2.21 “Release”........................................................................................ 4 Section 2.22 “Salary Continuation Benefits”...................................................... 4 Section 2.23 “Separation from Service” ............................................................. 4 Section 2.24 “Separation from Service Date” ..................................................... 4 Section 2.25 “Severance Benefits” ..................................................................... 4 Section 2.26 “Severance Period” ........................................................................ 4 Section 2.27 “Subsidiary” ................................................................................... 5 Section 2.28 “Voluntary Termination” ............................................................... 5 ARTICLE III PARTICIPATION AND ELIGIBILITY FOR BENEFITS ................. 6 Section 3.01 Participation ................................................................................... 6 Section 3.02 Conditions ...................................................................................... 6 ARTICLE IV DETERMINATION OF SEVERANCE BENEFITS .......................... 8 Section 4.01 Amount of Severance Benefits Upon Involuntary Termination .................................................................................... 8 Section 4.02 Voluntary Termination; Termination for Death or Permanent Disability ...................................................................... 9

TABLE OF CONTENTS
(continued)

		Page
Section 4.03	Termination for Cause	9
Section 4.04	Reduction of Severance Benefits	9
Section 4.05	Clawback Rights	10
ARTICLE V	METHOD AND DURATION OF SEVERANCE BENEFIT PAYMENTS	11
Section 5.01	Method of Payment	11
Section 5.02	Other Arrangements	11
Section 5.03	Code Section 409A	12
Section 5.04	Termination of Eligibility for Benefits	12
ARTICLE VI	CONFIDENTIALITY NON-COMPETITION, NON-SOLICITATION, AND NON-DISPARAGEMENT	13
Section 6.01	Confidential Information	13
Section 6.02	Noncompetition	13
Section 6.03	Nonsolicitation	14
Section 6.04	Nondisparagement	14
Section 6.05	Reasonableness	14
Section 6.06	Equitable Relief	14
Section 6.07	Survival of Provisions	15
Section 6.08	Required Disclosures	15
ARTICLE VII	THE PLAN ADMINISTRATOR	17
Section 7.01	Authority and Duties	17
Section 7.02	Compensation of the Plan Administrator	17
Section 7.03	Records, Reporting and Disclosure	17
ARTICLE VIII	AMENDMENT, TERMINATION AND DURATION	18
Section 8.01	Amendment, Suspension and Termination	18
Section 8.02	Duration	18
ARTICLE IX	DUTIES OF THE COMPANY AND THE COMMITTEE	19
Section 9.01	Records	19
Section 9.02	Payment	19
Section 9.03	Discretion	19
ARTICLE X	CLAIMS PROCEDURES	20
Section 10.01	Claim	20
Section 10.02	Initial Claim	20
Section 10.03	Appeals of Denied Administrative Claims	20
Section 10.04	Limitations Period	21
Section 10.05	Appointment of the Named Appeals Fiduciary	22
Section 10.06	Arbitration; Expenses	22

-ii-

TABLE OF CONTENTS (continued) Page -iii- ARTICLE XI MISCELLANEOUS .......................................................................... 23 Section 11.01 Nonalienation of Benefits ............................................................ 23 Section 11.02 Notices ......................................................................................... 23 Section 11.03 Successors .................................................................................... 23 Section 11.04 Other Payments ............................................................................ 23 Section 11.05 No Mitigation ............................................................................... 23 Section 11.06 No Contract of Employment ........................................................ 23 Section 11.07 Severability of Provisions ............................................................ 23 Section 11.08 Heirs, Assigns, and Personal Representatives ............................. 24 Section 11.09 Headings and Captions ................................................................ 24 Section 11.10 Gender and Number ..................................................................... 24 Section 11.11 Unfunded Plan ............................................................................. 24 Section 11.12 Payments to Incompetent Persons ............................................... 24 Section 11.13 Lost Payees .................................................................................. 24 Section 11.14 ERISA Matters ............................................................................. 24 Section 11.15 Controlling Law ........................................................................... 24 Schedule A SEVERANCE PERIOD................................................................... A-1

1 ARTICLE I PURPOSE, INTENT AND TERM OF PLAN Section 1.01 Purpose and Intent of the Plan. The purpose of the Plan is to provide Eligible Employees with certain compensation and benefits in the event that such Eligible Employee’s employment with the Company or a Subsidiary is terminated involuntarily. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of ERISA. Rather, the Plan is intended to be a “welfare benefit plan” within the meaning of Section 3(1) of ERISA and to meet the requirements of a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, no Employee shall have a vested right to benefits paid by the Plan. Section 1.02 Term of the Plan. The Plan shall generally be effective as of the Effective Date and shall supersede any portion of any prior plan, program or policy under which the Company or any Subsidiary provided severance benefits prior to the Effective Date of the Plan. The Plan shall continue until terminated pursuant to Article VIII of the Plan. Section 1.03 Adoption of the Plan. The Plan was adopted by the Board of Directors of athenahealth, Inc. on October 23, 2017.

2 ARTICLE II DEFINITIONS Section 2.01 “Alternative Position” shall mean a position with the Company that: (a) is not more than 50 miles each way from the location of the Employee’s current position (for positions that are essentially mobile, the mileage does not apply); and (b) provides the Employee with pay and benefits (not including perquisites or long-term incentive compensation) that are comparable in the aggregate to the Employee’s current position. The Plan Administrator has the exclusive discretionary authority to determine whether a position is an Alternative Position. Section 2.02 “Base Salary” shall mean the Participant’s annual base salary in effect as of the Participant’s Separation from Service Date. Section 2.03 “Board” shall mean the Board of Directors of the Company, or any successor thereto, or a committee thereof specifically designated for purposes of making determinations hereunder. Section 2.04 “Cause” shall mean (i) the Participant’s repeated failure to comply with the lawful directives of the Company or any supervisory personnel of the Company with the authority to direct the Participant or other continued failure by the Participant to substantially perform his or her employment duties; (ii) any criminal act or act of dishonesty, fraud or willful misconduct by the Participant that has or is likely to have a material adverse effect on the property, operations, business or reputation of the Company, or any Subsidiary or affiliate of the Company; (iii) the material breach by the Participant of the terms of any legal duty the Participant owes to, or the terms of any covenants or other agreement that the Participant has with the Company, any Subsidiary or affiliate of the Company (including, without limitation, any confidentiality, noncompetition, nonsolicitation, or nondisparagement agreement included in the Participant’s employment agreement [or in the Plan)]; (iv) the revocation, suspension, or other loss by the Participant of any license, registration, certification or other authorization required by law, contract, or policy of the Company or any Subsidiary or affiliate of the Company for the Participant to perform the material duties and responsibilities of the Participant’s job; or (v) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any of its Subsidiaries or affiliates; in each case, with respect to (i) through (v), as determined in good faith by the Plan Administrator (or its designee), in its sole discretion. Section 2.05 “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder. Section 2.06 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

3 Section 2.07 “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to assist the Company in making determinations required under the Plan in accordance with its terms. The Committee may delegate its authority under the Plan to an individual or another committee. Section 2.08 “Company” shall mean athenahealth, Inc. Unless it is otherwise clear from the context, “Company” shall generally include participating Subsidiaries. Section 2.09 “Effective Date” shall mean October 23, 2017. Section 2.10 “Eligible Employee” shall mean an Employee employed in the United States who is a Vice President, a Senior Vice President, an Executive Vice President, the Chief Financial Officer, a President, or the Chief Executive Officer and who is not covered under any other severance plan or program sponsored by the Company or a Subsidiary. If there is any question as to whether an Employee is an Eligible Employee, the Plan Administrator shall make the determination. Section 2.11 “Employee” shall mean an individual employed by the Company or a Subsidiary as a common law employee on the United States payroll of the Company or a Subsidiary and shall not include any person working for the Company or any Subsidiary through a temporary service or on a leased basis or who is hired by the Company or any Subsidiary as an independent contractor or consultant, or otherwise as a person who is not an employee for purposes of withholding United States federal income or employment taxes, as evidenced by payroll records or a written agreement with the individual, regardless of any contrary governmental agency or judicial determination or holding relating to such status or tax withholding. Section 2.12 “Employer” shall mean the Company or any Subsidiary with respect to which the Plan has been adopted. Section 2.13 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. Section 2.14 “Involuntary Termination” shall mean the date that a Participant experiences a Company-initiated Separation from Service for any reason other than Cause, Permanent Disability or death, as provided under and subject to the conditions of Article III. Section 2.15 “Key Employee” shall mean an Eligible Employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under Code Section 409A, as determined by the Committee or its delegate. The determination of Key Employees, including the number and identities of persons considered specified employees and the identification dates, shall be made by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations promulgated thereunder. Section 2.16 “Participant” shall mean any Eligible Employee who meets the requirements of Article III and thereby becomes eligible for Severance Benefits.

4 Section 2.17 “Permanent Disability” shall mean a condition entitling a Participant to long-term disability benefits under the Company’s long-term disability plan, or, if the Company has no long-term disability plan, shall mean a Participant’s inability to perform, with or without reasonable accommodation, his or her duties under his or her employment agreement due to a mental or physical condition that can be expected to result in death or that can be expected to last (or has already lasted) for a continuous period of 90 days or more, or for an aggregate of 180 days in any 365-consecutive-day period, as determined by the Plan Administrator in its good- faith discretion. Section 2.18 “Plan” means the athenahealth, Inc. Severance Plan for U.S. Officers and Executives as set forth herein, and as the same may from time to time be amended. Section 2.19 “Plan Administrator” shall mean the individual(s) appointed by the Committee to administer the terms of the Plan as set forth herein, and if no individual is appointed by the Committee to serve as the Plan Administrator for the Plan, the Plan Administrator shall be the Committee (or the equivalent); provided, however, that the Committee shall be the Plan Administrator with respect to any Eligible Employee who is an executive officer or who otherwise falls within the Committee’s purview. Notwithstanding the preceding sentence, in the event the Plan Administrator is entitled to Severance Benefits under the Plan, the Committee or its delegate shall act as the Plan Administrator for purposes of administering the terms of the Plan with respect to the Plan Administrator. The Plan Administrator may delegate all or any portion of its authority under the Plan to any other person(s). Section 2.20 “Postponement Period” shall mean, for a Key Employee, the period of six months after the Key Employee’s Separation from Service Date (or such other period as may be required by Code Section 409A) during which deferred compensation may not be paid to the Key Employee under Code Section 409A. Section 2.21 “Release” shall mean the “Separation of Employment Agreement and General Release,” as provided by the Company, or such other agreement between the Company and Participant under which the Participant releases potential claims against the Company in exchange for Severance Benefits. Section 2.22 “Salary Continuation Benefits” shall mean the salary continuation payments described in Section 4.01(a) and Schedule A. Section 2.23 “Separation from Service” shall mean “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the applicable regulations and rulings promulgated thereunder. Section 2.24 “Separation from Service Date” shall mean, with respect to a Participant, the date on which such Participant experiences a Separation from Service. Section 2.25 “Severance Benefits” shall mean the Salary Continuation Benefits and other benefits that a Participant is eligible to receive pursuant to Article IV of the Plan. Section 2.26 “Severance Period” shall mean the period during which a Participant is receiving Severance Benefits under this Plan, as set forth in Schedule A.

5 Section 2.27 “Subsidiary” shall mean (i) a subsidiary company (wherever incorporated), (ii) any separately organized business unit, whether or not incorporated, of the Company, (iii) any employer that is required to be aggregated with the Company pursuant to Code Section 414 and regulations promulgated thereunder, and (iv) any service recipient or employer that is within a controlled group of corporations as defined in Code Section 1563(a)(1), (2) and (3) where the phrase “at least 50%” is substituted in each place that “at least 80%” appears, and any service recipient or employer within trades or businesses under common control as defined in Code Section 414(c) and Treasury Regulations Section 1.414(c)-2 where the phrase “at least 50%” is substituted in each place that “at least 80%” appears, provided, however, that when the relevant determination is to be based upon legitimate business criteria (as described in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E) and 1.409A-1(h)(3)), the phrase “at least 20%” shall be substituted in each place that “at least 80%” appears as described above with respect to both a controlled group of corporations and trades or businesses under common control. Section 2.28 “Voluntary Termination” shall mean any Separation from Service due to retirement or termination of employment that is not initiated by the Company or any Subsidiary.

6 ARTICLE III PARTICIPATION AND ELIGIBILITY FOR BENEFITS Section 3.01 Participation. Each Eligible Employee in the Plan who incurs an Involuntary Termination and who satisfies all of the conditions of Section 3.02 shall be eligible to receive the Severance Benefits described in the Plan. An Eligible Employee shall not be eligible to receive any other severance benefits from the Company or a Subsidiary on account of an Involuntary Termination, unless otherwise provided in the Plan. Section 3.02 Conditions. (a) Eligibility for any Severance Benefits is expressly conditioned on the occurrence of the following within 60 days following a Participant’s Separation from Service Date: (i) execution by the Participant of a Release in the form provided by the Company, and the expiration, without revocation by the Participant, of any revocation period provided in such Release; (ii) compliance by the Participant with all the terms and conditions of such Release; (iii) the Participant’s written representation regarding and agreement to the confidentiality, non- competition, nonsolicitation, and nondisparagement provisions in Article VI during and after the Participant’s employment with the Company; and (iv) to the extent permitted in Section 4.04 of the Plan, execution of a written agreement that authorizes the deduction of amounts owed to the Company prior to the payment of any Severance Benefit (or in accordance with any other schedule as the Committee may, in its sole discretion, determine to be appropriate). If the Committee determines, in its sole discretion, that the Participant has not fully complied with any of the terms of the agreement and/or Release, the Committee may deny Severance Benefits not yet in pay status or discontinue the payment of the Participant’s Severance Benefits, and may require the Participant, by providing written notice of such repayment obligation to the Participant, to repay any portion of the Severance Benefits already received under the Plan. If the Committee notifies a Participant that repayment of all or any portion of the Severance Benefits received under the Plan is required, such amounts shall be repaid within 30 calendar days after the date the written notice is sent. Any remedy under this Section 3.02(a) shall be in addition to, and not in place of, any other remedy, including injunctive relief, that the Company may have. (b) An Eligible Employee will not be eligible to receive Severance Benefits under any of the following circumstances: (i) The Eligible Employee’s Voluntary Termination; (ii) The Eligible Employee resigns employment before the job-end date specified by the Employer or while the Employer still desires the Eligible Employee’s services; (iii) The Eligible Employee’s employment is terminated for Cause; (iv) The Eligible Employee voluntarily retires;

7 (v) The Eligible Employee’s employment is terminated due to the Eligible Employee’s death or Permanent Disability; (vi) The Eligible Employee does not return to work within six months of the end of an approved leave of absence, other than a personal, educational or military leave and/or as otherwise required by applicable statute; (vii) The Eligible Employee does not return to work within three months of the onset of a personal or educational leave of absence; (viii) The Eligible Employee does not satisfy the conditions for Severance Benefits set forth in Section 3.02(a); (ix) The Eligible Employee continues in employment with the Company or a Subsidiary or has the opportunity to continue in employment in the same or in an Alternative Position with the Company or a Subsidiary; or (x) The Eligible Employee’s employment with the Employer terminates as a result of a sale of stock or assets of the Employer, merger, consolidation, joint venture, or sale or outsourcing of a business unit or function, or other transaction, and the Eligible Employee accepts employment, or has the opportunity to continue employment in an Alternative Position, with the purchaser, joint venture, or other acquiring or outsourcing entity, or a related entity of either the Company or the acquiring entity. The payment of Severance Benefits in the circumstances described in this subsection (x) would result in a windfall to the Eligible Employee, which is not the intention of the Plan. (c) Notwithstanding any other provision of the Plan, the Plan Administrator has the sole discretion to determine an Eligible Employee’s eligibility to receive Severance Benefits. (d) An Eligible Employee returning from approved military leave will be eligible for Severance Benefits if (i) he or she is eligible for reemployment under the provisions of the Uniformed Services Employment and Reemployment Rights Act (USERRA); (ii) his or her premilitary-leave job is eliminated; and (iii) the Employer’s circumstances are changed so as to make reemployment in another position impossible or unreasonable, or reemployment would create an undue hardship for the Employer. If the Eligible Employee returning from military leave qualifies for Severance Benefits, his or her Severance Benefits will be calculated as if he or she had remained continuously employed from the date he or she began his or her military leave. The Eligible Employee must also satisfy any other relevant conditions for payment set forth in this Article III, including execution of a Release.

8 ARTICLE IV DETERMINATION OF SEVERANCE BENEFITS Section 4.01 Amount of Severance Benefits Upon Involuntary Termination. The Severance Benefits to be provided to a Participant shall be as follows: (a) Salary Continuation. Salary continuation shall be provided during the Severance Period applicable to the Participant as set forth in Schedule A to the Plan and shall be paid in accordance with Section 5.01 of the Plan. (b) Medical and Dental Benefits. The Participant shall be eligible to continue the medical and dental coverage in effect on the date of his or her termination and, where applicable, shall be able to continue the medical and dental coverage for his or her spouse/domestic partner and dependents, as such coverage may be changed from time to time for Employees of the Company generally. For the duration of the Severance Period (the “Coverage Period”), the premium for such coverage shall be the amount charged to Employees generally for similar coverage, except that the amounts will be made on an after-tax basis and the difference between the Employee rate and the full COBRA rate shall be imputed as income to the Participant (“COBRA Subsidy”). Thereafter, the full COBRA rates shall apply. Such contributions shall be made within the period that other employees are required to pay for coverage, except that the Participant shall be permitted to pay premiums on a monthly basis, if desired. The Participant’s failure to pay the applicable contributions by the due date (plus any grace period) shall result in the cessation of the applicable medical and dental coverage in accordance with generally applicable COBRA provisions. In the event that the Severance Period exceeds 18 months, the Participant will receive a cash lump-sum payment from the Company equal to the projected value of the COBRA Subsidy for the medical and dental benefit coverage for the period between the end of the Coverage Period and the remainder of the Severance Period. Such payment shall be made within 60 days following the end of the Coverage Period. Notwithstanding any other provision of this Plan to the contrary, in the event that the Participant becomes eligible for medical or dental benefits through another employer during the Severance Period, the Participant shall cease receiving the COBRA Subsidy, but shall be eligible to continue to receive COBRA coverage at full COBRA rates for the remainder of the applicable COBRA period. Within 30 days of the Participant becoming eligible for other medical or dental benefits, the Participant shall provide the Company written notice of such other medical and dental benefits. The COBRA continuation coverage period under Section 4980B of the Code shall run concurrently with the Severance Period and all generally applicable COBRA provisions shall apply. (c) Stock Options. All unvested stock options held by the Participant as of his or her Separation from Service Date shall be forfeited on the date of the Separation from Service. For all outstanding stock options held by the Participant that are vested and exercisable as of the Participant’s Separation from Service Date, the exercise provisions included in the applicable option agreements shall govern. If the Participant dies, the terms and conditions of the applicable option agreement shall govern.

9 (d) Restricted Stock, Restricted Stock Units and Performance Share Units. All unvested restricted stock and restricted stock units held by a Participant as of his or her Separation from Service Date shall be forfeited on the Participant’s Separation from Service Date. All unvested performance share units held by a Participant as of his or her Separation from Service Date shall be forfeited as of the Participant’s Separation from Service Date. For all vested and outstanding nonqualified stock options, restricted stock and restricted stock unit awards held by the Participant that are vested and exercisable as of the Participant’s Separation from Service Date, the exercise provisions included in the applicable agreements shall govern. If the Participant dies, the terms and conditions of the applicable award agreement shall govern. (e) Outplacement Services. The Company shall pay the cost of outplacement services up to $10,000 for the Participant at the outplacement agency that the Company regularly uses for such purpose or, provided the Plan Administrator provides prior approval, at an outpatient agency selected by the Participant; provided, however, that the period of outplacement shall not exceed three months after the Participant’s Separation from Service Date or, if earlier, the date of the Participant’s death. Section 4.02 Voluntary Termination; Termination for Death or Permanent Disability. If the Eligible Employee’s employment terminates on account of the Eligible Employee’s (i) Voluntary Termination, (ii) death, or (iii) Permanent Disability, then the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan. Section 4.03 Termination for Cause. If any Eligible Employee’s employment terminates on account of termination by the Company for Cause, the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan and shall be entitled only to those benefits that are required to be provided to the Eligible Employee by applicable law. Notwithstanding any other provision of the Plan to the contrary, if the Committee or the Plan Administrator determines that an Eligible Employee has engaged in conduct that constitutes Cause at any time prior to the Eligible Employee’s Separation from Service Date, any Severance Benefit payable to the Eligible Employee under Section 4.01 of the Plan shall immediately cease, and the Eligible Employee shall be required to return any Severance Benefits paid to the Eligible Employee prior to such determination. The Company may withhold paying Severance Benefits under the Plan pending resolution of an inquiry that could lead to a finding resulting in Cause. Section 4.04 Reduction of Severance Benefits. With respect to amounts paid under the Plan that are not subject to Code Section 409A and the regulations promulgated thereunder, the Plan Administrator reserves the right to make reductions in accordance with applicable law for any monies owed to the Company by an Eligible Employee or the value of Company property that the Eligible Employee has retained in his or her possession. With respect to amounts paid under the Plan that are subject to Code Section 409A and the regulations promulgated thereunder, the Plan Administrator reserves the right to make reductions in accordance with applicable law for any monies owed to the Company by the Eligible Employee or the value of the Company property that the Eligible Employee has retained in his or her possession; provided, however, that such reductions cannot exceed $5,000 in the aggregate in any Company fiscal year.

10 Section 4.05 Clawback Rights. (a) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall forfeit any remaining Severance Benefit and shall reimburse the Company for the amount of any Severance Benefit received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. (b) To the extent required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Company Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Severance Benefits shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements in accordance with such Act, rules and regulations, and policy. (c) Notwithstanding anything to the contrary, the Plan Administrator may cause Severance Benefits to be forfeited if the Participant has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company while Employed by, or providing services to, the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. (d) In addition to the requirements set forth in this Section, all Severance Benefits under the Plan shall be subject to any other applicable clawback or recoupment policies and any other policies implemented by the Company, the Board or a committee of the Board, as in effect from time to time.

11 ARTICLE V METHOD AND DURATION OF SEVERANCE BENEFIT PAYMENTS Section 5.01 Method of Payment. Subject to Section 5.03, the cash Severance Benefits to which a Participant is entitled, as determined pursuant to Section 4.01, shall be paid in equal pro rata installments in accordance with the Company’s normal payroll practices over the Severance Period beginning within 60 days following the Participant’s Separation from Service Date (the “Payment Date”), subject to the fulfillment of all conditions for payment set forth in Section 3.02 and subject to the expiration, without the Participant having revoked the Release, of any revocation period specified in the Release, and provided that the COBRA coverage under Section 4.01(b) shall be provided or paid in accordance with the provisions of that Section. Any Severance Benefits that have accrued but have not been paid on the Payment Date shall be paid in a single lump-sum payment on the Payment Date. In no event will interest be credited on the unpaid balance for which a Participant may become eligible. Payment shall be made by mailing to the last address provided by the Participant to the Company or by such other reasonable method as determined by the Plan Administrator. All payments of Severance Benefits are subject to applicable federal, state and local taxes and withholdings. In the event of a Participant’s death prior to the completion of all payments to which the Participant is entitled, the remaining payments shall be paid to the Participant’s estate in a single lump sum payment 60 days following the date of the Participant’s death. Section 5.02 Other Arrangements. The Severance Benefits under this Plan are not additive or cumulative to severance or termination benefits that a Participant might also be entitled to receive under the terms of a written employment agreement, a severance agreement or any other arrangement with the Employer. As a condition of participating in the Plan, each Eligible Employee must expressly agree that this Plan supersedes all prior agreements and sets forth the entire benefit the Eligible Employee is entitled to under the Plan for a termination that is covered by this Plan. All Severance Benefit payments to be made hereunder shall be reduced by such amounts as may be required under all applicable federal, state, local or other laws or regulations to be withheld or paid over with respect to such payment. In addition, all payments made pursuant to this Plan are not intended to be in addition to pay in lieu of notice under the Worker Adjustment and Retraining Notification Act, Labor Code Sections 1400 et seq., or any other applicable federal, state or local law or regulation. Should benefits under any such law or regulation become payable, payment under this Plan will be reduced accordingly, or, alternatively, payments previously made under this Plan will be treated as having been paid to satisfy such other benefit obligations (other than state unemployment compensation if eligible; benefits under this Plan are intended to supplement any benefits available under a state unemployment compensation program). For the sake of clarity, a notice period provided to Participants during which they remain on the Company’s payroll (i.e., the time between the notification date and the termination date) is not considered pay in lieu of notice for purposes of determining benefits under the Plan. No Participant shall be entitled to duplicate benefits pursuant to this Plan and any other plan.

12 Section 5.03 Code Section 409A (a) Notwithstanding any other provision of the Plan to the contrary, if required by Code Section 409A, no Salary Continuation Benefits shall be paid to a Participant who is a Key Employee during the Postponement Period. If the previous sentence applies, then the payment of Salary Continuation Benefits shall commence after expiration of the applicable Postponement Period and any amounts that would have been paid during the Postponement Period but for the previous sentence shall be paid in a single lump sum within 30 days after the end of such Postponement Period. If the Participant dies during the Postponement Period, however, amounts withheld pursuant to this Section 5.03(a) shall be paid to the Participant’s estate no later than the earlier of 60 days after the Participant’s death or 30 days after the end of the Postponement Period. (b) This Plan is intended to meet the requirements of the “short-term deferral” exception, the “separation pay” exception and other exceptions under Code Section 409A and the regulations promulgated thereunder. Notwithstanding anything in this Plan to the contrary, if required by Code Section 409A, payments may only be made under this Plan upon an event and in a manner permitted by Code Section 409A, to the extent applicable. For purposes of Code Section 409A, each individual payment that constitutes part of the Salary Continuation Benefits shall be treated as a separate payment from any other such payment. All reimbursements and in- kind benefits provided under the Plan shall be made or provided in accordance with the requirements of Code Section 409A including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period specified in the Plan, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement, or in-kind benefits is not subject to liquidation or exchange for another benefit. Section 5.04 Termination of Eligibility for Benefits. (a) All Eligible Employees shall cease to be eligible to participate in the Plan, and all Severance Benefit payments payable to a Participant shall cease, upon the occurrence of the earlier of: (i) The Eligible Employee’s employment in an Alternative Position, as described in Section 3.02(b)(ix) or Section 3.02(b)(x); (ii) Subject to Article VIII, termination or modification of the Plan; or (iii) Completion of payment of the Severance Benefits to the Participant. (b) Notwithstanding any other provision of the Plan to the contrary, the Company shall have the right to cease all Severance Benefit payments (except as otherwise required by law) and to recover any payments previously made to the Participant should the Participant at any time breach the Participant’s undertakings under the terms of the Plan, the

13 employment agreement, the Release and the confidentiality, non-competition, non-solicitation and non-disparagement representations and covenants, as set forth in Article VI, that the Participant executed to obtain the Severance Benefits under the Plan. ARTICLE VI CONFIDENTIALITY NON-COMPETITION, NON-SOLICITATION, AND NON- DISPARAGEMENT Section 6.01 Confidential Information. Each Eligible Employee will represent that during his or her employment with the Company he or she has not, and will agree that he or she shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Eligible Employee’s assigned duties and for the benefit of the Company, either during the period of the Eligible Employee’s employment or at any time thereafter, any “Confidential Information.” “Confidential Information” means all non- public, confidential, or proprietary information of Company that is disclosed by Company or its officers, directors, employees, agents, subcontractors, attorneys, accountants, auditors, consultants, or other representatives to the Eligible Employee or the Eligible Employee’s representatives that (a) the Eligible Employee knows is confidential to the Company or (b) is of such a nature that someone familiar with Company’s line of business would reasonably understand is confidential to it. Without limitation, Confidential Information includes commercially valuable, proprietary, and confidential business information with respect to Company’s business, finances, employees, clients, client’s patients, products, services, software, or network, including, without limitation, oral information and tangible and intangible property that may contain or relate to source code and object code, data and data structures, hardware and software designs and specifications, web site designs and applications, network topology, functionality specifications, security measures, trade secrets, know-how, business plans, financial plans, capital structure, employee information, and client information. Confidential Information also includes any information received by the Company from a third party with the understanding that the Company would keep the information confidential. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Eligible Employee; (ii) becomes known to the public subsequent to disclosure to the Eligible Employee through no wrongful act of the Eligible Employee or any representative of the Eligible Employee; or (iii) the Eligible Employee is required to disclose by applicable law, regulation or legal process (provided that the Eligible Employee provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, the Eligible Employee’s obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain. Section 6.02 Noncompetition. Each Eligible Employee acknowledges that he or she performs or has performed services of a unique nature for the Company that are irreplaceable, and that his or her performance of such services for a competing business will result in irreparable harm to the Company. Accordingly, the Eligible Employee will represent that during the Eligible Employee’s employment with the Company or Subsidiary he or she has not, and for the one year period thereafter, the Eligible Employee will agree that the Eligible Employee will

14 not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its Subsidiaries or affiliates is engaged on the date of termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Eligible Employee has been involved to any extent (other than de minimis) at any time during the one-year period ending with the date of termination, in any locale of any country in which the Company or any of its Subsidiaries conducts business. This Section 6.02 shall not prevent the Eligible Employee from owning not more than 1% of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business, nor will it restrict the Eligible Employee from rendering services to charitable organizations, as such term is defined in section 501(c) of the Code. Section 6.03 Nonsolicitation. The Eligible Employee will represent that during the Eligible Employee’s employment with the Company or a Subsidiary he or she has not, and will agree that for the one-year period thereafter, he or she will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, hire any employee of the Company or any Subsidiary or knowingly solicit, aid or induce (i) any employee of the Company or any Subsidiary, as defined by the Company, to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee, or (ii) any customer of the Company or any Subsidiary to purchase goods or services then sold by the Company or any Subsidiary from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer. Section 6.04 Nondisparagement. The Eligible Employee will represent that during his or her employment with the Company or a Subsidiary he or she has not, and will agree that at all times thereafter he or she will not make any statements that disparage the Company or a Subsidiary, or its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 6.04. Section 6.05 Reasonableness. In the event the provisions required by this Article VI shall ever be deemed to exceed the time, scope or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws. Section 6.06 Equitable Relief. (a) By participating in the Plan, each Eligible Employee acknowledges that the restrictions contained in this Article VI are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries and affiliates, that the Company would not have established this Plan in the absence of such restrictions, and that any violation of any provision of the agreement required by this Article VI will result in irreparable injury to the Company. By agreeing to participate in the Plan, the Eligible Employee represents that his or her experience

15 and capabilities are such that the restrictions contained in this Article VI will not prevent the Eligible Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is currently the case. The Eligible Employee further represents and acknowledges that (i) he or she has been advised by the Company to consult his or her own legal counsel in respect of this Plan, and (ii) he or she has had a full opportunity, prior to agreeing to participate in this Plan, to review thoroughly this Plan with his or her counsel. (b) The Eligible Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of the agreement required by this Article VI, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of the agreement required by this Article VI should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law. (c) The Eligible Employee shall irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of the agreement required by this Article VI, including, without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Massachusetts, (ii) consents to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which the Eligible Employee may have to the laying of venue of any such suit, action or proceeding in any such court. The Eligible Employee shall also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11.02. Section 6.07 Survival of Provisions. The obligations contained in this Article VI shall survive the termination of an Eligible Employee’s employment with the Company or a Subsidiary and shall be fully enforceable thereafter. Section 6.08 Required Disclosures. Nothing in this Plan restricts or prohibits Eligible Employees from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self- regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Eligible Employees do not need the prior authorization of the Company to engage in conduct protected by this Section, and Eligible Employees do not need to notify the Company that they have engaged in such conduct. Further, this Plan provides notice to Eligible Employees that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to an individual who discloses a trade secret to his or her attorney, a court, or a government official in certain,

16 confidential circumstances that are set forth at 18 U.S.C. § 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

17 ARTICLE VII THE PLAN ADMINISTRATOR Section 7.01 Authority and Duties. It shall be the duty of the Plan Administrator, on the basis of information supplied to it by the Company and the Committee, to properly administer the Plan. The Plan Administrator shall have the full power, authority and discretion to construe, interpret and administer the Plan, to make factual determinations, to correct deficiencies therein, and to supply omissions. All decisions, actions and interpretations of the Plan Administrator shall be final, binding and conclusive upon the parties, subject only to determinations by the Named Appeals Fiduciary (as defined in Section 10.05) with respect to denied claims for Severance Benefits. The Plan Administrator may adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. Section 7.02 Compensation of the Plan Administrator. The Plan Administrator shall receive no compensation for services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of the Plan Administrator’s duties. Section 7.03 Records, Reporting and Disclosure. The Plan Administrator shall keep a copy of all records relating to the payment of Severance Benefits to Participants and former Participants and all other records necessary for the proper operation of the Plan. All Plan records shall be made available to the Committee, the Company and each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Severance Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts that may be similarly reportable).

18 ARTICLE VIII AMENDMENT, TERMINATION AND DURATION Section 8.01 Amendment, Suspension and Termination. Except as otherwise provided in this Section 8.01, the Board or its delegate shall have the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason or without reason, and without either the consent of or the prior notification to any Participant, by a formal written action. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation of Severance Benefits already approved for a Participant who has executed and not timely revoked a Release as required under Section 3.02. Any amendment or termination of the Plan must comply with all applicable legal requirements including, without limitation, compliance with Code Section 409A and the regulations and rulings promulgated thereunder securities, tax, or other laws; and rules, regulations or regulatory interpretation thereof applicable to the Plan. Section 8.02 Duration. Unless terminated sooner by the Board or its delegate, the Plan shall continue in full force and effect until termination of the Plan pursuant to Section 8.01; provided, however, that after the termination of the Plan, if any Participant terminated employment on account of an Involuntary Termination prior to the termination of the Plan and is still receiving Severance Benefits under the Plan, the Plan shall remain in effect until all of the obligations of the Company are satisfied with respect to such Participant.

19 ARTICLE IX DUTIES OF THE COMPANY AND THE COMMITTEE Section 9.01 Records. The Company or a Subsidiary thereof shall supply to the Committee all records and information necessary to the performance of the Committee’s duties. Section 9.02 Payment. Payments of Severance Benefits to Participants shall be made in such amount as determined by the Committee under Article IV, from the Company’s general assets or from a supplemental unemployment benefits trust, in accordance with the terms of the Plan, as directed by the Committee. Section 9.03 Discretion. Any decisions, actions or interpretations to be made under the Plan by the Board, the Committee and the Plan Administrator, acting on behalf of either, shall be made in each of their respective sole discretion and not in any fiduciary capacity, and need not be uniformly applied to similarly situated individuals, and such decisions, actions or interpretations shall be final, binding and conclusive upon all parties. As a condition of participating in the Plan, the Eligible Employee acknowledges that all decisions and determinations of the Board, the Committee and the Plan Administrator shall be final and binding on the Eligible Employee and his or her beneficiaries and any other person having or claiming an interest under the Plan on his or her behalf.

20 ARTICLE X CLAIMS PROCEDURES Section 10.01 Claim. Each Participant under this Plan may contest only the administration of the Severance Benefits awarded by completing and filing with the Plan Administrator a written request for review in the manner specified by the Plan Administrator. No appeal is permissible as to an Eligible Employee’s eligibility for or amount of the Severance Benefit, which are decisions made solely within the discretion of the Company and the Committee acting on behalf of the Company. No person may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures described in this Article X are exhausted and a final determination is made by the Plan Administrator and/or the Named Appeals Fiduciary. If an Eligible Employee or Participant or other interested person challenges a decision by the Plan Administrator and/or Named Appeals Fiduciary, a review by the court of law will be limited to the facts, evidence and issues presented to the Plan Administrator during the claims procedure set forth in this Article X. Facts and evidence that become known to the terminated Eligible Employee or Participant or other interested person after having exhausted the claims procedure must be brought to the attention of the Plan Administrator for reconsideration of the claims administrator. Issues not raised with the Plan Administrator and/or Named Appeals Fiduciary will be deemed waived. Section 10.02 Initial Claim. Before the date on which payment of a Severance Benefit commences, each such application must be supported by such information as the Plan Administrator deems relevant and appropriate. In the event that any claim relating to the administration of Severance Benefits is denied in whole or in part, the terminated Participant or his or her beneficiary (“claimant”) whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator within 90 days after the receipt of the claim for benefits. This period may be extended an additional 90 days if the Plan Administrator determines such extension is necessary and the Plan Administrator provides notice of extension to the claimant prior to the end of the initial 90 day period. The notice advising of the denial shall (i) specify the reason or reasons for denial, (ii) make specific reference to the Plan provisions on which the determination was based, (iii) describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and (iv) describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. Section 10.03 Appeals of Denied Administrative Claims. All appeals shall be made by the following procedure: (a) A claimant whose claim has been denied shall file with the Plan Administrator a notice of appeal of the denial. Such notice shall be filed within 60 calendar days after notification by the Plan Administrator of the denial of a claim, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

21 (b) The Named Appeals Fiduciary shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. (c) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination shall be made to the claimant within 60 days after the claimant’s request for review, unless the Named Appeals Fiduciary determines that special circumstances require an extension of time for processing the claim. In such case, the Named Appeals Fiduciary shall notify the claimant of the need for an extension of time to render its decision prior to the end of the initial 60 day period, and the Named Appeals Fiduciary shall have an additional 60 day period to make its determination. The determination so rendered shall be binding upon all parties. If the determination is adverse to the claimant, the notice shall (i) provide the reason or reasons for denial, (ii) make specific reference to the Plan provisions on which the determination was based, (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) state that the claimant has the right to bring an action under Section 502(a) of ERISA. Section 10.04 Limitations Period. A claim or action (i) to recover benefits allegedly due under the Plan or by reason of any law; (ii) to enforce rights under the Plan; (iii) to clarify rights to future benefits under the Plan; or (iv) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan fiduciary or party in interest (collectively, a “Judicial Claim”) may not be commenced in any court or forum until after the terminated employee has exhausted the Plan’s claims and appeals procedures (an “Administrative Claim”). A terminated employee must raise all arguments and produce all evidence the terminated employee believes supports the claim or action in the Administrative Claim and shall be deemed to have waived every argument and the right to produce any evidence not submitted to the Plan Administrator as part of the Administrative Claim. Any Judicial Claim must be commenced in the appropriate court or forum no later than 12 months from the earliest of (1) the date the first benefit payment was made or allegedly due; (2) the date the Plan Administrator or its delegate first denied the terminated employee’s request; or (3) the first date the terminated employee knew or should have known the principal facts on which such claim or action is based; provided, however, that, if the terminated employee commences an Administrative Claim before the expiration of such 12-month period, the period for commencing a Judicial Claim shall expire on the later of the end of the 12-month period and the date that is 3 months after the final denial of the terminated employee’s Administrative Claim, such that the terminated employee has exhausted the Plan’s claims and appeals procedures. Any claim or action that is commenced, filed or raised, whether a Judicial Claim or an Administrative Claim, after expiration of such 12- month limitations period (or, if applicable, expiration of the 3-month limitations period following exhaustion of the Plan’s claims and appeals procedures) shall be time-barred. Filing or commencing a Judicial Claim before the terminated employee exhausts the Administrative Claim requirements shall not toll the 12-month limitations period (or, if applicable, the 3-month limitations period).

22 Section 10.05 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board or Committee, or, if no such person or persons are named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board or Committee, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a “Named Fiduciary” within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein. Section 10.06 Arbitration; Expenses. In the event of any dispute under the provisions of this Plan, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall have the dispute, controversy or claim settled by arbitration in Massachusetts (or such other location as may be mutually agreed upon by the Employer and the Participant) in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and the Participant, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Plan or to award a remedy for a dispute involving this Plan other than a benefit specifically provided under or by virtue of the Plan. Each party will pay the fees for his, her or its own attorneys, subject to any remedies to which the party may later be entitled under applicable law. However, in all cases where required by law, the Company will pay the arbitrator's and arbitration fees. If under applicable law the Company is not required to pay all of the arbitrator's and/or arbitration fees, such fee(s) will be apportioned between the parties by the arbitrator in accordance with said applicable law, and any disputes in that regard will be resolved by the arbitrator.

23 ARTICLE XI MISCELLANEOUS Section 11.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of any Participant, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment (if permitted under applicable law), trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, plead, encumber or assign any of the benefits or payments that he or she may expect to receive, contingently or otherwise, under this Plan, except for the designation of a beneficiary as set forth in Section 5.01. Section 11.02 Notices. All notices and other communications required hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service. In the case of a Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to the Plan Administrator. Section 11.03 Successors. Any successor to the Company shall assume the obligations under this Plan and expressly agree to perform the obligations under this Plan. Section 11.04 Other Payments. Except as otherwise provided in this Plan, no Participant shall be entitled to any cash payments or other severance benefits under any of the Company’s then current severance pay policies for a termination that is covered by this Plan. Section 11.05 No Mitigation. Except as otherwise provided in Section 4.04, a Participant shall not be required to mitigate the amount of any Severance Benefit provided for in this Plan by seeking other employment or otherwise, nor shall the amount of any Severance Benefit provided for herein be reduced by any compensation earned by other employment or otherwise, except if the Participant is re-employed by the Company as an Employee, in which case Severance Benefits shall cease on the date of the Participant’s reemployment. Section 11.06 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee or any person whomsoever the right to be retained in the service of the Company, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted. Section 11.07 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

24 Section 11.08 Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Section 11.09 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Section 11.10 Gender and Number. Where the context admits, words in any gender shall include any other gender, and, except where otherwise clearly indicated by context, the singular shall include the plural, and vice versa. Section 11.11 Unfunded Plan. The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of the Company that may be applied by the Company to the payment of Severance Benefits. Section 11.12 Payments to Incompetent Persons. Any benefit payable to or for the benefit of a minor, incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto. Section 11.13 Lost Payees. A benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Severance Benefit is due. Such Severance Benefit shall be reinstated if application is made by the Participant for the forfeited Severance Benefit while this Plan is in operation. Section 11.14 ERISA Matters. The Plan is an “employee benefit plan” as defined by ERISA which constitutes an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees and, therefore, is exempt from many ERISA requirements. Section 11.15 Controlling Law. This Plan shall be construed and enforced according to the laws of Massachusetts to the extent not superseded by Federal law.

A-1 Schedule A SEVERANCE PERIOD Title Current Annual Base Salary x Rate Below Benefits Continuation Chief Executive Officer 1x (12 months) 12 months Presidents, Executive Vice Presidents, and Senior Vice Presidents .75x (9 months) 9 months Vice Presidents .5x (6 months) 6 months Each Eligible Employee so designated by Title on this Schedule A who has an Involuntary Termination and satisfies the requirements of Section 3.02 of the Plan shall receive the Severance Benefits set forth on this Schedule A, in Article IV and in the Plan generally.